As filed with the Securities and Exchange Commission on July 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CareDx, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3316839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

2008 Equity Incentive Plan

1998 Stock Plan

ImmuMetrix, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Peter Maag, Ph.D.

President and Chief Executive Officer

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, California 94005

(415) 287-2300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher

Asaf H. Kharal

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	838,695(2)	$10.00(7)	$8,386,950.00	$1,080.24
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	89,269(3)	$8.50(8)	$758,786.50	$97.73
Common Stock, $0.001 par value per share, reserved for issuance pursuant to stock option awards outstanding under the 2008 Equity Incentive Plan	809,179(4)	$7.72(9)	$6,246,861.88	$804.60
Common Stock, $0.001 par value per share, reserved for issuance pursuant to stock option awards outstanding under the 1998 Stock Plan	97,349(5)	$3.14(10)	$305,675.86	$39.37
Common Stock, $0.001 par value per share, reserved for issuance pursuant to stock option awards outstanding under the ImmuMetrix, Inc. 2013 Equity Incentive Plan	23,229(6)	$2.06(11)	$47,851.74	$6.16
TOTAL:			$15,746,125.98	$2,028.10

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”), the 2014 Employee Stock Purchase Plan (the “2014 ESPP”), the 2008 Equity Incentive Plan (the “2008 Plan”), the 1998 Stock Plan (the “1998 Plan”) and the ImmuMetrix, Inc. 2013 Equity incentive Plan (the “ImmuMetrix Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 838,695 shares of common stock reserved for issuance pursuant to future awards under the 2014 Equity Incentive Plan. To the extent outstanding awards under the 2008 Plan or the 1998 Plan are forfeited or lapse unexercised subsequent to the date of this Registration Statement, the shares of common stock subject to such awards will become available for issuance under the 2014 Plan. See footnotes 4 and 5 below.
(3)	Represents 89,269 shares of common stock reserved for issuance pursuant to future awards under the 2014 ESPP.
(4)	Represents 809,179 shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 2008 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2008 Plan are forfeited or lapse unexercised subsequent to the date of this Registration Statement, the shares of common stock subject to such awards will become available for issuance under the 2014 Plan. See footnote 2 above.
(5)	Represents 97,349 shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 1998 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 1998 Plan are forfeited or lapse unexercised subsequent to the date of this Registration Statement, the shares of common stock subject to such awards will become available for issuance under the 2014 Plan. See footnote 2 above.
(6)	Represents 23,229 shares of common stock reserved for issuance pursuant to future awards under the ImmuMetrix Plan.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $10.00 per share, which is the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated July 16, 2014 relating to its initial public offering.
(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $10.00, the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated July 16, 2014 relating to its initial public offering. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $7.72 per share.
(10)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $3.14 per share.
(11)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $2.06 per share.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

CareDx, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Prospectus filed with the Commission on July 18, 2014, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-196494), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36536) filed with the Commission on July 11, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, own an aggregate of 32,810 shares of our common stock as of July 17, 2014, assuming the conversion of all outstanding shares of the Registrant’s convertible Preferred Stock into shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article Fourteen of the

Registrant’s Restated Certificate of Incorporation, and Article Eight of the Registrant’s Amended and Restated Bylaws, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately following the Signature Pages.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (A)(1)(i) and (A)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on this 18th day of July 2014.

CareDx, Inc.

By:	/s/ Peter Maag
Peter Maag
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Maag and Ken Ludlum, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Maag Peter Maag, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	July 18, 2014

/s/ Ken Ludlum Ken Ludlum	Chief Financial Officer (Principal Accounting and Financial Officer)	July 18, 2014

/s/ George W. Bickerstaff, III George W. Bickerstaff, III	Director	July 18, 2014

/s/ Brook Byers Brook Byers	Director	July 18, 2014

/s/ Fred E. Cohen Fred E. Cohen, M.D., D. Phil.	Director	July 18, 2014

/s/ Michael Goldberg Michael Goldberg	Director	July 18, 2014

/s/ Ralph Snyderman Ralph Snyderman, M.D.	Director	July 18, 2014

INDEX TO EXHIBITS

Exhibit Number		Incorporated by Reference
	Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-196494	4.1	07/07/2014

4.2	1998 Stock Plan	S-1	333-196494	10.2	06/03/2014

4.3	2008 Equity Incentive Plan	S-1	333-196494	10.3	06/03/2014

4.4	2014 Equity Incentive Plan

4.5	2014 Employee Stock Purchase Plan

4.6	ImmuMetrix, Inc. 2013 Equity Incentive Plan	S-1	333-196494	10.19	06/03/2014

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm – Frank, Rimerman & Co. LLP

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature pages hereto)